SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                   Amendment I

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest Reported event) July 5, 2000


              NEVADA                  0-23995               87-0576421
--------------------------------------------------------------------------------
   (State or other jurisdiction     (Commission            (IRS Employer
         Of incorporation)           File No.)               I.D. No.)

                  202 East Madison Street, Tampa, Florida 33602

               (Address of principal executive offices) (Zip code)

        Registrant's Telephone Number, including area code (813) 221-6617


On July 11, 2000, InsiderStreet.com, Inc. ("InsiderStreet") filed a report on Form 8-K with respect to its acquisition of the stock of EbizStreet, Inc. ("EbizStreet"). At that time, it was impracticable to provide the financial statements and pro forma financial information required to be filed therewith relative to the acquired stock, and InsiderStreet stated in such Form 8-K that it intended to file the required company financial statements and pro forma financial information as soon as practicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On July 27, 2000 InsiderStreet.com Inc. (the "Registrant") acquired all of the issued and outstanding shares of common stock of EbizStreet, Inc. effective as of June 30, 2000 in exchange for the issuance of 1,684,887 shares of common stock of the Registrant. The shares of the Registrant were valued for this transaction at $11.937 per share. The agreement is subject to EbizStreet acquiring 100% of the issued and outstanding shares of common stock of AMS Systems Inc. and 85% of the common stock and certain secured convertible debentures of HardwareStreet.com. Inc. AMS Systems is a Maryland based company which markets computer hardware, software and consumables to governments, businesses, affinity organizations and consumers, both directly and through the Internet. HardwareStreet.com is a Nevada based company which provides direct access to its products and service offerings via two websites.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

     (1) Financial Statements of AMS Systems, Inc.

     AMS balance sheets as of December 31, 1999 and 1998 and the related statements of income, retained earnings and cash flows for the years then ended and Independent Auditor's Report. Notes to Financial Statements.

     Unaudited Statements of Income for the Seven Months Ended July 31, 2000 and 1999. Unaudited Statements of Cash Flows for the Seven Months Ended July 31, 2000 and 1999.

     (2) Financial Statements of HardwareStreet.com, Inc.

     HardwareStreet balance sheets as of December 31, 1999 and 1998 and the related statements of income, retained earnings and cash flows for the years then ended and Independent Auditor's Report. Notes to Financial Statements.
     Unaudited Statements of Income for the Seven Months Ended July 31, 2000 and 1999.
     Unaudited Statements of Cash Flows for the Seven Months Ended July 31, 2000 and 1999.

   (c) Exhibits.

Exhibit Number           Description

10* Stock Purchase Agreement, dated as of June 30, 2000, by and among InsiderStreet, EbizStreet and the shareholders of EbizStreet.


*Previously filed

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 10, 2000


                                        InsiderStreet.com, Inc.


                                        /s/ Raymond Miller

                                       Raymond Miller
                                       Chief Executive Officer

                                AMS SYSTEMS, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 and 1998

                                    CONTENTS

ACCOUNTANTS' REPORT                                                        1

BALANCE SHEETS                                                             2

STATEMENTS OF INCOME AND CHANGES IN RETAINED EARNINGS                      4

STATEMENTS OF RETAINED EARNINGS                                            5

STATEMENTS OF CASH FLOWS                                                   6

NOTES TO FINANCIAL STATEMENTS                                              8

                                  June 9, 2000

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To the Board of Directors
AMS Systems, Inc.

Burtonsville, MD

We have audited the accompanying balance sheets of AMS Systems, Inc. as of December 31, 1999 and 1998, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Corporations' management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMS Systems, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Handel & Associates, P.C.
Olney, Maryland
June 9, 2000

                                AMS SYSTEMS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                                        1999            1998
                                                    -----------     -----------
ASSETS

CURRENT ASSETS
 Cash                                               $   105,964     $    45,502
 Accounts receivable (Note 1)                         2,429,053       1,198,233
 Other receivables                                      127,048         173,399
 Employee advances                                       14,367          20,734
 Prepaid taxes and other expenses                         7,014          51,686
 Inventories (Note 1 and 3)                             481,425          74,578
                                                    -----------     -----------

                      TOTAL CURRENT ASSETS            3,164,871       1,564,132

FIXED ASSETS

 Furniture and Equipment                                 55,533          55,301
 Truck                                                    5,174           5,174
                                                    -----------     -----------
                                                         60,707          60,475
  Less: Accumulated Depreciation                        (49,662)        (40,972)
                                                    -----------     -----------

                      TOTAL FIXED ASSETS                 11,045          19,503

OTHER ASSETS
 Security deposits                                        1,451           1,451
 Deferred taxes (Note 2)                                 58,201             991
 Other receivable - restricted (Note 4)                 286,962         287,452
                                                    -----------     -----------

                      TOTAL OTHER ASSETS                346,614         289,894
                                                    -----------     -----------

                         TOTAL ASSETS               $ 3,522,530     $ 1,873,529
                                                    ===========     ===========


See accompanying notes to financial statements.

                                AMS SYSTEMS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                                            1999         1998
                                                         ----------   ----------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Line of credit payable (Note 5)                         $1,867,790   $  993,619
 Accounts payable                                           825,939      222,591
 Commissions payable                                        236,846       32,944
 Customer deposits                                           70,332           --
 Accrued expenses                                            10,168       48,560
 Payroll taxes payable and accrued wages                     23,203        1,711
 Sales tax payable                                           16,381        8,992
 Lease payable - current portion (Note 6)                    54,545       44,984
 Note payable - stockholder                                      --       25,167
 Note payable - other                                         4,500       73,863
                                                         ----------   ----------

                      TOTAL CURRENT LIABILITIES           3,109,704    1,452,431

LONG-TERM LIABILITIES
 Note payable - related party (Note 7)                       60,000           --
 Lease payable - long term portion (Note 6)                      --       54,545
Contingent liabilities (Note 11)

STOCKHOLDERS' EQUITY
 12% Preferred Stock, 1,000 shares authorized,
  75 issued and outstanding, no par value (Note 13)          75,000           --
 Common Stock, 100,000 shares authorized,
  1200 shares issued and outstanding, $1 par value            1,200        1,200
 Additional paid-in capital                                 118,800      118,800
 Retained Earnings                                          157,826      246,553
                                                         ----------   ----------

                      TOTAL STOCKHOLDERS' EQUITY            352,826      366,553
                                                         ----------   ----------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY               $3,522,530   $1,873,529
                                                         ==========   ==========





See accompanying notes to financial statements.

                                AMS SYSTEMS, INC.
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                      1999             1998(1)
                                                   ------------    ------------
REVENUES

 Sales (net of refunds)                            $ 12,815,831    $  7,378,116
 Shipping                                                46,944          65,587
                                                   ------------    ------------

                      TOTAL SALES REVENUE            12,862,775       7,443,703

COST OF GOODS SOLD                                   11,437,236       6,727,082
                                                   ------------    ------------

                             GROSS PROFIT             1,425,539         716,621

EXPENSES

 Salaries and wages                                     138,232         174,917
 Employee benefits                                       26,041          17,785
 Commissions                                            809,148         376,593
 Other administrative                                    78,847         120,071
 Meals and entertainment                                    471           2,098
 Rent                                                    56,949          51,088
 Travel and transportation                                1,536           4,368
 Payroll tax                                             22,795          24,484
 Telephone                                               38,457          29,069
 Insurance                                               41,187          44,640
 Depreciation                                             8,690          11,607
                                                   ------------    ------------
                                                      1,222,353         856,720

OTHER INCOME AND EXPENSE
 Interest income                                          1,716             392
 Interest expense                                      (106,901)        (69,016)
 Other income                                            43,016         109,266
 Bad debt expense                                       (32,800)         (3,658)
                                                   ------------    ------------
                                                        (94,969)         36,984
                                                   ------------    ------------

                      INCOME FROM OPERATIONS            108,217        (103,115)

LOSS ON TRANSCATIONS WITH AFFILIATE (Note 4)           (254,054)             --

                      INCOME BEFORE INCOME TAXES       (145,837)       (103,115)

INCOME TAX (PROVISION) BENEFIT                           57,110          40,201
                                                   ------------    ------------

                             NET INCOME (LOSS)     $    (88,727)   $    (62,914)
                                                   ============    ============


(1)  Certain amounts have been reclassified for comparative purposes.


See accompanying notes to financial statements.

                                AMS SYSTEMS, INC.
                         STATEMENTS OF RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                        1999            1998
                                                      ---------       ---------


RETAINED EARNINGS - BEGINNING OF YEAR                 $ 246,553       $ 309,467

NET INCOME                                              (88,727)        (62,914)
                                                      ---------       ---------

RETAINED EARNINGS - END OF YEAR                       $ 157,826       $ 246,553
                                                      =========       =========








See accompanying notes to financial statements.

                                AMS SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                         1999           1998
                                                     -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                          $   (88,727)   $   (62,914)
 Adjustments to reconcile net income to net cash
  provided by operating activities
   Depreciation                                            8,690         11,607
   Loss on disposal of property                              --         (1,130)
   (Increase) decrease in:
    Trade accounts receivable                         (1,230,820)       (89,835)
    Other receivables                                     46,351       (173,399)
    Employee advances                                      6,367        (20,735)
    Prepaid taxes and other expenses                      44,672         (4,257)
    Inventories                                         (406,847)       151,143
    Security deposits                                         --           (401)
    Deferred taxes                                       (57,210)          (326)
   Increase (decrease) in:
    Accounts payable                                     603,348        139,863
    Commissions payable                                  203,902         10,754
    Customer deposits                                     70,332             --
    Accrued expenses                                     (38,392)        13,479
    Payroll taxes payable and accrued                     21,492         (2,087)
    Sales tax payable                                      7,389            700
                                                     -----------    -----------
NET CASH USED BY OPERATING ACTIVITIES                   (809,453)       (27,538)



See accompanying notes to financial statements.

                                AMS SYSTEMS, INC.
                      STATEMENTS OF CASH FLOWS (continued)
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


    NET CASH USED BY OPERATING ACTIVITIES             (809,453)         (27,538)
    (from previous page)

CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from preferred stock                          75,000               --
 Proceeds from sale of securities                          --            5,868
 Net payments from Club Computer                           490         (268,657)
 Aquisition of equipment                                  (232)          (6,542)
                                                  ------------     ------------

    NET CASH USED BY INVESTING ACTIVITIES               75,258         (269,331)
                                                  ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from Advanta Lease Payabl                    (44,984)         125,750
 Net proceeds from stockholder loan                     34,833           25,167
 Net payment on other notes payable                    (69,363)         (22,137)
 Payment on ICC lease payable                      (16,846,039)         (26,221)
 Net proceeds from line of credit                   17,720,210          227,715
                                                  ------------     ------------

         NET CASH PROVIDED BY
             FINANCING ACTIVITIES                      794,657          330,274
                                                  ------------     ------------

             NET INCREASE IN CASH                       60,462           33,405

CASH, BEGINNING OF YEAR                                 45,502           12,097
                                                  ------------     ------------

         CASH, END OF YEAR                        $    105,964     $     45,502
                                                  ============     ============




See accompanying notes to financial statements.

                                AMS SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - NATURE OF OPERATIONS
-----------------------------

AMS Systems, Inc. (the Company) is a Maryland corporation engaged in marketing microcomputer systems and software to business and government customers. The Company primarily serves the Washington, D.C. and Raleigh-Durham, North Carolina metropolitan areas.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Basis of Presentation
---------------------

The financial statements of AMS Systems, Inc. have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

Use of Estimates

Management uses estimates and assumptions in preparing the financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Revenue Recognition
-------------------

The Company recognizes revenue when goods are shipped to customers. No provision for returns has been made as management believes that returns, if any, would have no material impact on these financial statements.

Inventories
-----------

Inventories consist of computers, computer equipment and accessories held for resale and are stated at lower of cost (first-in first-out) or market.

Accounts Receivable
-------------------

Accounts receivable consist solely of trade receivables. Management believes that all trade receivables will be collected and therefore has not provided an allowance for doubtful accounts.

Fixed Assets
------------

Fixed assets are recorded at cost. Depreciation is provided based on the straight-line method over the estimated useful lives of the assets for book purposes and the modified accelerated cost recovery system for tax purposes.

                                AMS SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE 2 - INCOME TAXES
---------------------

Income taxes have been provided as follows:

                                                        1999             1998
                                                      --------         --------

        Current taxes NOL carryforward                $(55,543)        $     --
        Current taxes                                      100
        NOL carryback                                  (39,875)
        Change in deferred tax asset                    (1,667)            (326)
                                                      --------         --------

        Income tax (refund) provision                 $(57,110)        $(40,201)
                                                      ========         ========




The deferred tax assets of $58,201 and $991 at December 31, 1999 and 1998 respectively, and results from the use of accelerated methods of depreciation of property and equipment for tax purposes, a contribution carryover and a net operating loss carryforward. The components of deferred taxes are as follows:

                                                         2000             1999
                                                       --------         --------

        Current - NOL carryforward                     $55,543          $    --
        Deferred                                         2,658              991
                                                       -------          -------

                                                       $58,201          $   991
                                                       =======          =======


The tax provision differs from the expense that would result from applying statutory rates to income before income taxes due to the same facts related to deferred taxes discussed above.

NOTE 3 - INVENTORIES
--------------------

Inventories at December 31, 1999 and 1998 consisted of the following:

                                                         1999             1998
                                                       --------         --------

         Inventory in warehouse                        $245,658         $ 74,578
         Inventory in transit to Company                235,767               --
                                                       --------         --------

         Total inventory                               $481,425         $ 74,578
                                                       ========         ========

                                AMS SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE 4 - NOTE RECEIVABLE AND SUBSEQUENT EVENTS
----------------------------------------------

The Company loaned Club Computer.com, a corporation with common ownership $541,016 as of December 31, 1999. The note bears no interest and is due on demand. By March 31, 2000 Club Computer.com had become insolvent. On March 31, 2000 Club Computer.com was acquired by INFE.com, a publicly traded corporation who agreed to pay a percentage of Club Computer.com's outstanding debt with INFE.com stock. The stock is restricted under Rule 144 and can not be traded for a period of one year. Therefore the receivable is listed as a non-current asset. The stock will be received in eight installments of $34,765 with the final installment being paid December 31, 2001. The payment schedule is as follows:

                         2000                                 $155,902
                         2001                                  131,060
                                                              --------

                                                              $286,962
                                                              ========


The settlement with INFE.com required a write down of the receivable from Club Computer.com in the amount of $254,054. This amount is shown separately on these financial statements

NOTE 5 - LINE OF CREDIT
-----------------------

The Company has entered into a wholesale financing agreement with IBM Credit Corporation (ICC). The terms of the credit line allow the Company to borrow up to $3,500,000. Advances are based on collateral valued at 80% of eligible accounts receivable and 100% of approved inventory. The Company is charged monthly interest of prime plus 2.5% on the average daily balance of outstanding invoices approved by ICC. The financing term on invoices is 60 days. The Company may draw working capital advances against eligible accounts receivable for a term of 180 days with interest of prime plus 2.75%. The prime rate at December 31, 1999 and 1998 was 8.50% and 7.75%, respectively. In addition, the Company is charged a monthly service fee of $750.

The financing agreement is subject to certain financial ratios, subordination agreements and a lock-box agreement for the collection of accounts receivable. The agreement has also been personally guaranteed by the shareholders.

The Company did not meet a certain financial ratio required by the agreement, nor did the Company provide audited financial statements as required by the agreement. The Company owed the following amounts to ICC as of December 31, 1999 and 1998:

                                AMS SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS



                                                       1999              1998
                                                   ----------         ----------

            Line of credit                         $1,453,861         $  993,619
            Working capital advances                  413,929                 --
                                                   ----------         ----------

            Total                                  $1,867,790         $  993,619
                                                   ==========         ==========

NOTE 6 - CAPITAL LEASES
-----------------------

The Company is liable on a capital lease payable to Advanta for software. The lease bears interest at a rate of 14.64% and matures in December 2000.

The software leased was used by Club Computer.com and the lease amount was included in the total receivable balance (Note 4).

NOTE 7 - NOTE PAYABLE - RELATED PARTY
-------------------------------------

A note payable exists with one of the current members of the board. The note was originally due October of 1999, but the holder agreed to exchange the note for stock and to extend the terms of the note to January 2001 for any portion not exchanged for Company stock.

NOTE 8 - OPERATING LEASES
-------------------------

The Company is obligated under an operating lease for its office space in Burtonsville, Maryland. The lease commenced March 1, 1996 and is for a two year term. In January of 1998 the Company extended the lease to February 28, 2001. Future minimum payments required under the lease by fiscal year are as follows:

                          2000                                   $48,544
                          2001                                     8,130
                                                                 -------

                                                                 $56,674
                                                                 =======

NOTE 9 - SIGNIFICANT CUSTOMERS
------------------------------

The Company has three significant customers that accounted for $6,157,297 or 48% of sales in 1999. In 1998, the Company had four significant customers that accounted for $3,079,765 or 41% of sales in 1998.

                                AMS SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 10 - PENSION PLAN
----------------------

In December of 1996, the Company adopted a simplified employee pension plan ( a defined contribution plan) covering substantially all employees who have worked for the Company in three of the last five years. There were no contributions for the years ended December 31, 1999 and 1998.

NOTE 11 - CONTINGENT LIABILITY
------------------------------

The Company is contingently liable as guarantor for a certain debt of Club Computer.com, Inc. of about $299,000. Management fully expects to resolve any liability resulting from this guarantee without any impact to the financial statements.

NOTE 12 - RESTRICTED STOCK
--------------------------

The shareholders entered into an agreement on March 7, 1997 to restrict the sale and use of their Company stock and establish the value of the stock in the event of a stock transfer under any of the agreement provisions.

NOTE 13 - PREFERRED STOCK
-------------------------

Two common stockholders of AMS Systems, Inc. purchased a total of 75 shares of preferred stock in 1999. AMS Systems, Inc. preferred stock is 12%, no par value. There were 75 shares issued and outstanding at the end of 1999.

AMS SYSTEMS, INC.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The unaudited interim financial statements of AMS Systems, Inc. ("AMS") as of July 31, 2000 and for the seven month periods ended July 31, 2000 and 1999 do not provide all disclosures included in the annual financial statements. These interim financial statements should be read in conjunction with the annual audited financial statements and the footnotes thereto. Results for the interim periods are not necessarily indicative of the results for the fiscal year ending October 31, 2000. In the opinion of management, the accompanying interim financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations of AMS.

AMS Systems, Inc.
Unaudited Balance Sheet
As of July 31, 2000





ASSETS:
CURRENT ASSETS
  Cash                                              $   124,979
  Accounts receivable, net                            2,537,182
  Inventory                                             337,622
  Deferred taxes                                         58,201
Other current assets                                     12,881
                                                    -----------

       Total current assets                           3,070,865

PROPERTY AND EQUIPMENT, net                              12,962

                                                    -----------

TOTAL ASSETS                                        $ 3,083,827
                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accounts payable and other accrued expenses       $ 2,239,390
  Deferred revenue                                       68,049
  Sales tax payable                                      46,778
  Notes payable                                          83,592
                                                    -----------

       Total current liabilities                      2,437,809

STOCKHOLDERS' DEFICIT:
  12% Preferred stock, no par value, 1,000
         Shares authorized, 75 issued

         and outstanding                                 75,000
  Common Stock, $1 par value, 100,000
         Shares authorized, 1,200 shares

         Issued and outstanding                         357,368
  Common stock subscription                            (172,368)
  Additional paid in capital                                  -
  Retained earnings                                     386,018
                                                   -----------

       Total Stockholders' Equity                      646,018
                                                   -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $ 3,083,827
                                                   ===========

AMS Systems, Inc.
Unaudited Statements of Income
For the Seven Months Ended July 31, 2000 and 1999


                                                           2000                   1999
                                                        -----------            -----------
Revenues                                                10,932,588                7,838,488

Cost of sales                                            9,540,238                6,893,772
                                                       -----------              -----------
GROSS PROFIT                                             1,392,350                  944,716

OPERATING EXPENSES:

 Salaries and wages                                        844,542                  549,827

 General and administrative                                251,921                  166,234
                                                       -----------              -----------
     Total operating expenses                            1,096,463                  716,061
                                                       -----------              -----------
INCOME FROM OPERATIONS                                     295,887                  228,655
                                                       -----------              -----------
OTHER INCOME (EXPENSE):

Interest income

Interest expense                                           (59,418)                 (38,021)
                                                       -----------              -----------

      Total other income (expense)                         (59,418)                 (38,021)
                                                       -----------              -----------

NET INCOME BEFORE TAXES                                    236,469                  190,634
                                                       -----------              -----------

Provision for income taxes                                 (92,223)                 (74,347)
                                                       -----------              -----------

NET INCOME                                                 144,246                  116,287
                                                       ===========              ===========

AMS Systems, Inc.
Unaudited Statements of Cash Flows
For the Seven Months Ended July 31, 2000 and 1999
---------------------------------------------------------------

                                                                       2000                  1999
                                                                ----------------     -----------------
OPERATING ACTIVITIES:

   Net income                                                   $      144,246      $       116,287
   Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                                        4,345                5,069
     Changes in operating assets and liabilities:
       Trade accounts receivable                                       178,833           (1,899,700)
       Inventory                                                       143,803             (155,420)
       Prepaid expenses and other assets                               136,999              147,176
       Sales taxes payable                                              30,397                9,890
       Accrued liabilities                                            (857,710)           1,348,802
         Deferred revenue                                               68,049                    0
         Income tax payable                                             92,223               75,336
                                                                --------------      ---------------
Net cash used in operating activities                                  (58,815)            (352,560)

INVESTING ACTIVITIES:
   Purchase of property and equipment                                   (6,262)              (5,301)
                                                                --------------       --------------
Net cash used in investing activities                                   (6,262)              (5,301)

FINANCING ACTIVITIES:
   Increase in note payable                                             19,092              312,359
   Issuance of common stock                                             65,000                    -
                                                                --------------      ---------------
Net cash provided by financing activities                               84,092              312,359

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        19,015              (45,502)


CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                         105,964               45,502
                                                                --------------      ---------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                        $      124,979      $             0
                                                                ==============      ===============


                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES


                                    CONTENTS
                                    --------
PAGE               3            INDEPENDENT AUDITORS' REPORT

PAGE               4            CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31,
                                1999 AND 1998

PAGE               5            CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE
                                YEARS ENDED DECEMBER 31, 1999 and 1998

PAGES            6 - 7          CONSOLIDATED STATEMENTS OF CHANGES IN
                                STOCKHOLDER'S EQUITY (DEFICIENCY) FOR THE YEARS
                                ENDED DECEMBER 31, 1999 AND 1998

PAGE             8 - 9          CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
                                YEARS ENDED DECEMBER 31, 1999 AND 1998

PAGES           10 - 27         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                AS OF DECEMBER 31, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
 HardwareStreet.com, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheets of HardwareStreet.com, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations and changes in stockholder's equity (deficiency) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of HardwareStreet.com, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company has suffered continuing losses from operations and has a working capital deficiency of $2,345,137. These matters raise substantial doubt about the Company's ability to continue as going concern. Management's Plan in regards to these matters is also described in Note
13. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

WEINBERG & COMPANY, P.A.
Boca Raton, Florida
August 25, 2000

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------

                                                                ASSETS
                                                                ------

                                                                                                   1999           1998
                                                                                              ------------    ------------
Current assets
  Cash                                                                                        $     90,932    $    350,834
  Accounts receivable, net                                                                       1,458,999         332,077
  Prepaid expenses and other assets, net                                                           861,988         222,905
  Note receivable                                                                                   63,286          99,000
                                                                                              ------------    ------------
     Total Current Assets                                                                        2,475,205       1,004,816
                                                                                              ------------    ------------

PROPERTY AND EQUIPMENT - NET                                                                       290,503          86,219
                                                                                              ------------    ------------

OTHER ASSETS
   Intangibles, net                                                                                 38,583          18,419
   Software development costs, net                                                                 285,356         270,195
                                                                                              ------------    ------------
     Total Other Assets                                                                            323,939         288,614
                                                                                              ------------    ------------

TOTAL ASSETS                                                                                  $  3,089,647    $  1,379,649
------------                                                                                  ============    ============

                                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
   Cash overdraft                                                                             $     46,444    $    120,401
   Accounts payable and other accrued expenses                                                   4,454,750       1,156,990
   Notes payable                                                                                   319,148          83,612
                                                                                              ------------    ------------
     Total Current Liabilities                                                                   4,820,342       1,361,003
                                                                                              ------------    ------------

  Long term debt                                                                                 6,626,932              --
                                                                                              ------------    ------------
     Total Liabilities                                                                          11,447,274       1,361,003
                                                                                              ------------    ------------

STOCKHOLDERS' EQUITY (DEFICIENCY)
     Preferred stock, $.001 par value, 10,000,000 shares authorized,
      none issued                                                                                       --              --
   Common stock, $.001 par value, 25,000,000 shares authorized,
      8,707,455 and 8,313,800 shares issued and outstanding, respectively                            8,707           8,314
   Additional paid in capital                                                                    2,424,319       2,244,797
   Accumulated deficit                                                                         (10,790,653)     (2,234,465)
                                                                                              ------------    ------------

     Total Stockholders' Equity (Deficiency)                                                    (8,357,627)         18,646
                                                                                              ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                                $  3,089,647    $  1,379,649
----------------------------------------------                                                ============    ============




           See accompanying notes to consolidated financial statements.

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------

                                                            1999            1998
                                                        ------------    ------------
SALES                                                   $ 25,384,297    $ 11,320,573

COST OF SALES                                             23,483,425      10,627,420
                                                        ------------    ------------

GROSS PROFIT                                               1,900,872         693,153
                                                        ------------    ------------

OPERATING EXPENSES
   Sales and marketing                                     6,832,829       1,283,695
   General and administrative                              1,940,625       1,183,483
   Technology and development                              1,253,435         133,944
                                                        ------------    ------------
     Total Operating Expense                              10,026,889       2,601,122
                                                        ------------    ------------

LOSS FROM OPERATIONS                                      (8,126,017)     (1,907,969)
                                                        ------------    ------------

OTHER INCOME (EXPENSE)
   Interest income                                            41,531           8,004
   Interest expense                                         (328,140)        (11,629)
   Other expenses                                           (143,562)       (147,337)
                                                        ------------    ------------
     Total Other Income (Expense)                           (430,171)       (150,962)
                                                        ------------    ------------

NET LOSS                                                $ (8,556,188)   $ (2,058,931)
                                                        ============    ============

Net loss per common share - basic and diluted           $       (.99)   $       (.30)
                                                        ============    ============

Weighted average shares outstanding during the period      8,664,787       6,867,347
                                                        ============    ============



          See accompanying notes to consolidated financial statements.

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
     -----------------------------------------------------------------------
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------

                                                                                            ADDITIONAL
                                               PREFERRED STOCK        COMMON STOCK           PAID-IN      ACCUMULATED
                                              SHARES   AMOUNT      SHARES       AMOUNT       CAPITAL        DEFICIT          TOTAL
                                             -------- --------   -----------  -----------   -----------    -----------    ----------

Balance at December 31, 1997                     --   $   --     6,120,000   $   1,969   $        --    $  (175,534)   $  (173,565)

Reclass of common stock pursuant to 1000:1       --       --            --       4,151        (4,151)            --             --

Debentures converted to common stock             --       --        70,500          71        70,429             --         70,500

Common stock issued, net of offering costs       --       --     2,123,300       2,123     1,947,403             --      1,949,526

Common stock warrants issued for computer        --       --            --          --       159,928             --        159,928

Common stock warrants issued for purchase        --       --            --          --        59,975             --         59,975

Common stock issued for services                 --       --            --          --        11,213             --         11,213

Net loss - 1998                                  --       --            --          --            --     (2,058,931)    (2,058,931)
                                             ------   ------   -----------   ---------   -----------    -----------    -----------

Balance at December 31, 1998                   --         --     8,313,800       8,314     2,244,797     (2,234,465)        18,646




           See accompanying notes to consolidated financial statements.

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
     -----------------------------------------------------------------------
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------

                                                                                                       ADDITIONAL
                                             PREFERRED STOCK       COMMON STOCK           PAID-IN      ACCUMULATED
                                             SHARES   AMOUNT     SHARES       AMOUNT      CAPITAL       DEFICIT             TOTAL
                                             -----   -------   ----------   ---------   ------------   ------------    ------------

Balance at December 31, 1998                    --        --    8,313,800       8,314      2,244,797     (2,234,465)         18,646

Issuance of common stock upon exercise of       --        --      382,180         382         39,886             --          40,268

Common stock warrants issued as financing       --        --           --          --        125,172             --         125,172

Common stock issued upon exercise of stock      --        --        9,475           9          9,466             --           9,475

Common stock issued for services                --        --        2,000           2          4,998             --           5,000

Net loss - 1999                                 --        --           --          --             --     (8,556,188)     (8,556,188)
                                             -----   -------   ----------   ---------   ------------   ------------    ------------

BALANCE AT DECEMBER 31, 1999                    --   $    --    8,707,455   $   8,707   $  2,424,319   $(10,790,653)   $ (8,357,627)
----------------------------                 =====   =======   ==========   =========   ============   ============    ============





           See accompanying notes to consolidated financial statements.

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------

                                                                                   1999           1998
                                                                                -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $(8,556,188)   $(2,058,931)
  Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and Amortization                                                     260,167         70,072
  Stock issued for services                                                           5,000         11,213
  Debentures issued in lieu of bond interest                                        181,932             --
  (Increase) in accounts receivable, net                                         (1,126,922)      (297,657)
  (Increase) in prepaid expenses and other assets                                  (619,812)      (222,905)
  Increase in accounts payable and accrued expenses                               3,307,235      1,022,170
   Increase (Decrease) in cash overdraft                                            (73,957)       120,401
                                                                                -----------    -----------

     Net Cash Used In Operating Activities                                       (6,622,545)    (1,355,637)
                                                                                -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchases of property and equipment                                              (290,781)       (91,384)
  Purchase of development costs                                                    (103,094)      (347,574)
  Note receivable                                                                    35,714        (99,000)
                                                                                -----------    -----------

     Net Cash Provided By (Used In) Investing Activities                           (358,161)      (537,958)
                                                                                -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES

  Amount due on purchase of software                                                     --         75,000
  Proceeds from debt issuance                                                       180,938             --
  Proceeds from note issuance                                                     1,212,500             --
  Proceeds from debenture offerings                                               5,457,500             --
  Proceeds from loan payable                                                        213,210             --
  Proceeds from common stock issuances                                               40,268             --
  Repayments of long term debt                                                           --      2,239,929
  Repayments of short term debt                                                    (225,000)        (8,612)
  Repayments of borrowing s under asset purchase                                    (83,612)       (61,888)
  Repayments of note payable                                                        (75,000)            --
                                                                                -----------    -----------

     Net Cash Provided By Financing Activities                                    6,720,804      2,244,429
                                                                                -----------    -----------

NET INCREASE (DECREASE) IN CASH                                                    (259,902)       350,834

CASH - BEGINNING OF YEAR                                                            350,834             --
                                                                                -----------    -----------

CASH - END OF YEAR                                                              $    90,932    $   350,834
------------------                                                              ===========    ===========

CASH PAID FOR INTEREST                                                          $   262,478    $     6,564
----------------------                                                          ===========    ===========

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
-----------------------------------------------------------

In 1999 the Company issued 9,475 shares of common stock with a fair value of $9,475 under a stock option agreement. The issuance of shares was used to reduce accounts payable by $9,475.

In 1999 the Company issued 2,000 shares of common stock with a fair value of $5,000 in exchange for services.

In 1999 the Company issued 272,875 common stock warrants with a fair value of $125,172 under a stock option agreement (valued under SFAS No. 123, using the Black-Scholes Model), in exchange for services provided by a placement agent for assisting with the Company's debt financing (See Note 11(D)).

In 1998 the Company issued 70,500 shares of common stock with a fair value of $70,500 as a result of a shareholder converting a debenture bond.

In 1998 the Company issued 288,000 shares of common stock warrants with a fair value of $159,928, (valued under SFAS No. 123, using the Black-Scholes Model), in exchange for services provided by the Company's placement agents.

In 1998 the Company issued 20,000 shares of common stock with a fair value of $11,213, (valued under SFAS No. 123, using the Black-Scholes Model), in exchange for services provided by a consultant for assisting with the Company's equity financing in conjunction with the Company's initial public offering.

In 1998 the Company issued 150,000 shares of common stock warrants with a fair value of $59,975, (valued under SFAS No. 123, using the Black-Scholes Model), in connection with the purchase of software from NetLine Corporation.



           See accompanying notes to consolidated financial statements

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------

NOTE 1            ORGANIZATION AND BUSINESS
------            -------------------------

                  HardwareStreet.com, Inc. ("the Company") was incorporated in Nevada on January 27, 1997 as Software Street, Inc. and began selling computer products in September 1997. The company changed its name to Hardware Street, Inc. on March 15, 1997 and, subsequently to HardwareStreet.com, Inc. on August 10, 1998. The Company is an online retailer of computer hardware, computer software, and peripheral computer equipment on the Company's Internet sites. On September 23, 1998, HardwareStreet.ca, Inc., a Canadian subsidiary was formed. The purpose of this subsidiary is to perform the same operations as HardwareStreet.com in the Canadian location. On November 2, 1998, InternetStreet Services Corporation, a California corporation, was formed. The purpose of this subsidiary is to perform all technical operations of the Company, including repairs and support.

NOTE 2            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------            ------------------------------------------

                  (A) Principles of Consolidation
                  -------------------------------

                  The consolidated financial statements for the year ended December 31, 1999 and 1998 include the accounts of HardwareStreet.com, Inc. and its wholly-owned subsidiaries, HardwareStreet.ca, Inc. and InternetStreet Services Corporation. All inter-company accounts and transactions are eliminated in consolidation.

                  (B) Major Customer and Supplier
                  -------------------------------

                  The Company had a distribution agreement with a single supplier and was an authorized reseller for six other suppliers through December 31, 1998. The products from the supplier having the distribution agreement represented 100% of net purchases since the inception of the Company through December 31, 1998. During the year ended December 31, 1999, the Company entered into distribution agreements with three additional suppliers. Approximately 80% of net purchases during the year ended December 31, 1999 were from a single supplier.

                  In 1999 and 1998, no single customer exceeded 10% of net sales.

                  (C) Use of Estimates
                  --------------------

                  In preparing financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues during the reported period. Actual results may differ from these estimates.

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  (D) Cash and Cash Equivalents
                  -----------------------------

                  Cash and cash equivalents represent bank deposits and short-term investments consisting of money market funds carried at cost, which approximates market. The Company considers all short-term investments with a maturity of three months or less at the date of purchase to be cash equivalents.

                  (E) Property and Equipment
                  --------------------------

                  Property and equipment are recorded at cost less accumulated depreciation and amortization. For financial reporting purposes depreciation of equipment and amortization of acquired software are computed using the straight-line method based upon the estimated useful lives of the assets as follows:

                            Computers and related equipment           3 years
                            Purchased software                        3 years
                            Office equipment                          5 years
                            Furniture and fixtures                    7 years
                            Leasehold improvements                    2 years

                  Useful lives are evaluated regularly by management in order to determine recoverability in light of current technological conditions. Maintenance and repairs are charged to expense as incurred while renewals and improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation or amortization, with any resulting gain or loss included in the Statement of Operations.

                  (F) Long-Lived Assets
                  ---------------------

                  During 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" ("SFAS 121"), was issued. SFAS 121 requires the Company to review long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized. The adoption of this pronouncement did not have an impact on the Company's financial statements for the years ending December 31, 1999 and 1998, respectively.

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  (G) Software Development Costs
                  ------------------------------

                  In accordance with EITF Issue No. 00-2, the Company accounts for its web site development costs in accordance with Statement of Position No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1").

                  SOP 98-1 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage. The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life ranging from twelve months to thirty-six months (See Note 3).

                  (H) Income Taxes
                  ----------------

                  The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period includes the enactment date.

                  (I) Net Loss Per Share
                  ----------------------

                  The Company has presented net loss per share pursuant to SFAS No. 128, "Computation of Earnings Per Share", and the Securities and Exchange Commission Staff Accounting Bulletin No. 98.

                  In accordance with SFAS No. 128, basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and dilutive common stock equivalent shares outstanding. For 1999 and 1998 common equivalent shares are excluded from the calculation of diluted earnings per share since their effect is antidilutive.

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  (J) Stock-based Compensation
                  ----------------------------

                  The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees", and complies with the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation". Under APB No. 25, unearned compensation is based on the difference, if any, on the date of the grant, between the fair value of the Company's common stock and the exercise price. Unearned compensation is amortized and expensed in accordance with Financial Accounting Standards Board Interpretation No. 28 using the multiple-option approach. The Company accounts for stock-based compensation issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services." All options granted through December 31, 1999 have been granted at fair market value (See Note 11(C)).

                  (K) Revenue Recognition
                  -----------------------

                  Merchandise revenue is earned by the Company from the sales through its online retail store. Merchandise revenue is recognized upon the shipment of the merchandise, which occurs only after credit card authorization or credit approval is obtained. For sales of merchandise, the Company is responsible for establishing prices, processing the orders, and forwarding the information to the manufacturer, distributor, or third-party warehouse for shipment. For these transactions, the Company assumes credit risk and is responsible for processing returns. The Company provides for estimated returns at the time of shipment based on historical data. Outbound shipping, handling and insurance charges are included in net sales. Currently, the Company maintains separate agreements with various credit card processors (See Note 3).

                  Advertising revenue is derived from hardware manufacturers and software publishers that pay for promotional placements on the Company's Web site and is recognized ratably over the period in which the Company is obligated to provide the advertising. Advertising revenue related to other sites are offset against sales and marketing costs and vendor rebates related to certain promotional programs are included as a reduction of the cost of goods sold.

                  (L) Sales, Marketing, and Advertising
                  -------------------------------------

                  In accordance with Accounting Standards Executive Committee Statement of Position 93-7, ("Sop 93-7") costs incurred for producing and communicating advertising of the Company, are charged to operations as incurred. Advertising costs amounted to $1,860,046 and $803,077 for the years ended December 31, 1999 and 1998, respectively.

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  (M) Technology and Development
                  ------------------------------

                  Technology and development expenses consist principally of payroll and related expenses for development, editorial, and network operations personnel and consultants, systems and telecommunications infrastructure and costs of acquired content, as well as similar costs incurred to enhance the Company's web site. Technology and development costs are expensed as incurred

                  (N) Recent Accounting Pronouncements
                  ------------------------------------

                  In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income generally represents all changes in shareholder' equity during the period except those resulting from investments by, or distributions to, shareholders. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and requires restatement of earlier periods presented. SFAS No. 130 had no impact on the Company's financial statements for the years ended December 31, 1999 and 1998, respectively.

                  In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that a public enterprise reports information about operating segments in annual financial statements, and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997 and requires restatement of earlier periods presented. SFAS No. 131 had no impact on the Company's financial statements for the years ended December 31, 1999 and 1998, respectively.

                  The Financial Accounting Standards Board has recently issued one new accounting pronouncement. Statement No. 133 as amended by Statement No. 137 and 138, "Accounting for Derivative Instruments and Hedging Activities" established accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000.

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  (O) Concentration of Credit Risk
                  --------------------------------

                  Financial instruments which subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with high credit quality financial institutions. From time to time, the Company's cash balances with any one financial institution may exceed Federal Deposit Insurance Corporation insurance limits.

                  The Company's accounts receivable are derived from revenue earned from customers located in the U.S. and throughout the world and are denominated in U.S. currency. Accounts receivable balances are typically settled through customer credit cards and, as a result, the majority of accounts receivable are collected upon processing of credit card transactions. The Company maintains an allowance for doubtful accounts based upon the expected collectability of accounts receivable.

                  (P) Fair Value of Financial Instruments
                  ---------------------------------------

                  Statement of Financial Accounting Standards No. 109, "Disclosures about Fair Value of Financial Instruments" requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

                  The carrying amounts of the Company's financial instruments, including cash, cash equivalents, accounts receivable, accounts payable and accrued liabilities and notes payable, approximate fair value due to the relatively short period to maturity for these instruments.

NOTE 3            BALANCE SHEET COMPONENTS
------            ------------------------

                  Accounts receivable consists of the following at December 31:

                                                                                    1999               1998
                                                                                ------------       -------------
                  Accounts receivable                                           $  1,641,647       $     615,983
                    Allowance for doubtful accounts                                  (32,648)               -
                    Allowance for sales returns                                     (150,000)           (283,906)
                                                                                 ------------       -------------
                            Total                                                $  1,458,999       $     332,077
                                                                                 ============       =============

                  Included in accounts receivable are sales initiated by credit card purchases. Typically, 5% of all credit card sales are withheld as a reserve for sales and other chargebacks in order to guarantee the credit card processor their administrative fee. The amounts held in reserve are subsequently released six months after the month in which the sale initially took place, plus accrued interest. (See Note 2(K)).

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  Prepaid expenses and other assets consists of the following at December 31:

                                                                                     1999                 1998
                                                                                 -------------       --------------
                  Deferred financing costs                                     $      919,431        $         -
                  Accumulated amortization on financing costs                        (105,901)                 -
                  Other                                                                48,458               222,905
                                                                               ----------------      ----------------
                                                                               $      861,988        $      222,905
                                                                               ================      ================

                  In connection with the issuance of the 8% senior secured debentures in June 1999, the Company incurred $919,431 in costs. The Company is amortizing these costs over a 45 month period ending April 1, 2003 (See Note 5). Amortization expense on deferred financing costs was $105,901 for the year ended 1999.

                  Property and equipment consists of the following at December
                  31:

                                                                                     1999               1998
                                                                                 -------------     --------------
                  Computer equipment                                             $   166,081       $     49,313
                  Leasehold improvements                                              87,050               -
                  Office equipment                                                   135,407             48,445
                                                                                 -------------     --------------
                                                                                     388,538             97,758
                  Less: Accumulated depreciation                                     (98,035)           (11,539)
                                                                                 -------------     --------------
                            Total                                                $   290,503       $     86,219
                                                                                 =============     ==============

                  Depreciation expenses for the years ended December 31, 1999 and 1998 were $86,496 and $11,112, respectively.

                  Software development costs consist of the following at December 31:

                                                                                     1999               1998
                                                                                 -------------     --------------
                  Software development costs                                     $   412,085       $    329,155
                  Less: Accumulated amortization                                    (126,729)           (58,960)
                                                                                 -------------     --------------
                            Total                                                $   285,356       $    270,195
                                                                                 =============     ==============

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  Amortization expense for the years ended December 31, 1999 and 1998 were $67,770 and $58,960, respectively (See Note 2(G)).

                  Accounts payable and accrued expenses consists of the following at December 31:

                                                                                     1999               1998
                                                                                 -------------     --------------
                  Accounts payable and accrued expenses                          $ 4,108,580       $  1,438,279
                  Reserve for purchase returns                                      (100,000)          (281,289)
                  Accrued compensation and related benefits                          162,974               -
                  Other                                                              283,196               -
                                                                                 -------------     --------------
                            Total                                                $ 4,454,750       $  1,156,990
                                                                                 =============     ==============

NOTE 4            ACCOUNTS RECEIVABLE FINANCING
------            -----------------------------

                  During November 1999, the Company entered into a $1,000,000 receivable financing agreement with Pacific Business Funding
                  (PBF). The terms of the Agreement provided the Company with an advance of 70% against all eligible receivables under 90 days. The credit facility has no maturity date and may be terminated at any time by either party. Additionally, there is no recourse with regard to the receivables financed.

                  The interest rate charged by PBF was 1.5% per month on the average daily balance. Additionally, an administrative fee was charged for 1% of the face amount of each account financed, and a commitment fee of 1/2% of the outstanding credit facility was charged.

                  At December 31, 1999, the total amount of receivables purchased by PBF that have not been collected by PBF amount to $213,210. The agreement was terminated in May 2000.

NOTE 5            RELATED PARTY TRANSACTIONS
------            --------------------------

                  During 1999 and 1998, the Company and Netline entered into various agreements, including a new Web hosting and services agreement in October 1998, whereby Netline provided technical design, system implementation, internet hosting, and other related services. Additionally, agreements entered into during the year ended December 31, 1999 would allow the Company to develop a new website shopping cart and provide additional services related to the support of bandwidth, volume, and storage. Under these agreements, the Company paid Netline fees of $140,484 and $66,287 in 1999 and 1998, respectively. At
                  December 31, 1999 and 1998, the balance owing to Netline for the services was $66,964 and $11,282, respectively and was included in accrued liabilities (See Note 11(D)).

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  In August 1998, the Company granted a director of the Company a warrant to purchase 250,000 shares of the Company's common stock at $1.00 per share for placement services rendered in connection with its September 1998 private placement of common stock. The value of these warrants was charged to additional paid-in capital in 1998.

                  In September 1998 the Company purchased proprietary e-commerce systems software developed by Netline. The Company paid Netline $150,000 and granted Netline a warrant to purchase 150,000 shares of the Company's common stock at $1.00 per share. At December 31, 1998 the Company owed Netline $75,000 with respect to this purchase. During 1999 this amount was repaid. (See Note 11(D)).

                  In October 1998, the Company loaned Netline $99,000 pursuant to a thirty-six month self-amortizing note bearing interest at 8% per annum. The balance due under this note was $63,286 and $99,000 at December 31, 1999 and 1998, respectively.

                  In April 1999, South Point loaned the Company $180,937 pursuant to a 7% promissory note due September 15, 1999. At December 31, 1999, the Company had repaid $75,000 of this loan and has reached an agreement with South Point to repay the remaining balance at the rate of $30,000 per month until paid in full.

NOTE 6            MARKETING AGREEMENTS
------            --------------------

                  In September 1998, the Company entered into a twelve-month co-branded banner marketing agreement with c/net. In March 1999, the Company entered into a revised nine-month agreement with c/net. Under the terms of the revised agreement the Company will be provided with 50 million banners on c/net's network of Web sites. The Company is obligated to pay $1,275,000 over the term of the agreement. In addition, during September 1998 the Company entered into a seven-month premier merchant program with c/net. In March 1999 a new nine-month agreement was entered into. Under the terms of this agreement c/net has designated the Company as one of five-featured "Premier Merchants." Pursuant to the agreement, the Company will be prominently displayed on c/net's retail product search engine sites. The Company is obligated to pay a fee each time a visitor links to the Company's storefront from c/net. This contract was terminated in November 1999, and the outstanding payable of $1,563,178 was in litigatin and resolved after December 31, 1989. (See Note 14).

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  In addition, the Company has other various marketing agreements with prominent search engines, for which it pays fees based upon revenues or on a fixed fee per month basis.

NOTE 7            LINE OF CREDIT
------            --------------

                  During 1998, the Company obtained a credit line with Deutsche Financial Services ("DFS") pursuant to which DFS may extend credit to the Company from time to time to purchase inventory from DFS approved vendors. Under this agreement the Company can purchase inventory from certain vendors and elect to have these vendors invoice DFS instead of the Company. If the Company repays DFS within thirty days, there is no interest charge. After 30 days, the Company incurs a fee of .4% and must repay the full amount within 10 days. The line of credit is collateralized by substantially all of the Company's assets. At December 31, 1998, the Company owed DFS $428,357 on that credit line which is included in accounts payable and accrued expenses. During 1999 the Company terminated this financing agreement.

NOTE 8            CURRENT DEBT
------            ------------

                  In February 1999, the Company borrowed $400,000 from seven third-party lenders pursuant to individual six-month non-interest bearing promissory notes. The lenders are to receive two-year warrants to purchase 40,000 shares of common stock at $4.00 per share upon the repayment of the loans. During June and July 1999, $225,000 of these loans were repaid in full and $175,000 was converted to 8% Senior Secured Convertible Debentures (See Note 9).

                  In February 1999, the Company borrowed $35,000 pursuant to a line-of-credit agreement with a financial institution. The maximum borrowings under this line-of-credit is $35,000, the borrowing bears interest in the amount of 7 1/2% payable monthly, is secured by a $35,000 certificate of deposit, and is renewable every three months. The Line of Credit was closed in May 2000.

NOTE 9            LONG-TERM DEBT
------            --------------

                  During May 1998, two officers of the Company loaned the Company an aggregate of $25,000 on a non interest-bearing basis. The loans were repaid in June 1998.

                  In April 1999, South Point and an officer of the Company loaned the Company $562,500 and $250,000, respectively, pursuant to 7% convertible promissory notes due June 1, 2003. These loans, together with any accrued but unpaid interest, are convertible into common stock at an initial conversion price of $2.50 per share which was subsequently adjusted to $2.00 per share as a result of the Company not meeting certain

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  financial performance covenants, as described in the promissory notes. Based on the fair market value of the common stock at the grant dates the convertible notes did not contain a beneficial conversion feature. On May 31 and June 30, 1999 the Company closed on a $5,632,500 private placement of 8% Senior Secured Convertible Debentures which become due on April 30, 2003. The Debentures, together with any accrued but unpaid interest, are convertible into common stock at an initial conversion price of $2.50 per share, which was subsequently adjusted to $2.00 per share as a result of the Company not meeting certain financial performance covenants, as described in the Debentures. Pursuant to the terms of the Debentures, the Company elected to pay-in-kind, the $ 181,932 interest due to the Debenture holders on October 31, 1999. The Company has entered into a security agreement and has pledged all of its assets as collateral for the Debentures.

NOTE 10           COMMITMENTS AND CONTINGENCIES
-------           -----------------------------

                  (A) Operating Leases
                  --------------------

                  The Company was obligated under an operating lease for space rented at its corporate headquarters. The lease term is for one year, expired in April 1999 and the monthly rent is $3,515. In November 1998, the Company entered into a month to month lease for additional office space in the same building location that houses its corporate headquarters it presently leases. The monthly rent is $2,469. Total rent expense for the years ended December 31, 1999 and 1998 was $26,000 and $32,878, respectively.

                  In April 1999, the Company entered into a lease on new headquarters office space replaced the lease above which expired in April 1999. The lease is a full service lease for a twenty-four month period at a monthly rental of $13,819. The Company has an option to renew the space for an additional twenty-four month period at the conclusion of the base term. Total rent expense for the year ended December 31, 1999 was $108,265.

                  The Company entered into a lease for its copier in September 1998. The lease term is for 60 months and monthly payments are $122. The total lease expense for the years ended December 31, 1999 and 1998 was $1,464 and $488, respectively.

                  In March 1999, InternetStreet Services Corporation, the Company's wholly-owned subsidiary, leased office space for a twenty-four month period at a monthly rental of $2,619 per month, excluding utilities. Total rent expense for the years ended December 31, 1999 was $28,600.

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  (B) Employment Agreements
                  -------------------------

                  The Company maintains various employment agreements with certain executive officers and key employees of the Company. The employment agreements provide for minimum salary levels, incentive compensation and severance benefits, among other items.

                  (C) Save a Tree Program
                  -----------------------

                  The Company has agreed to donate 1% of its profits to The National Forest Foundation to plant trees in a U.S. National Forest. The maximum donation under the Save a tree program is $250,000 per year. No donations were made in 1999 and 1998

NOTE 11           STOCKHOLDERS' EQUITY
-------           --------------------

                  (A) Common Stock

                  On March 24, 1998, the Company authorized a 1,000:1 common stock split. On the same date the Company authorized a par value of $0.001 per share of its common stock. The effect of this stock split and the change in par value has been retroactively reflected throughout the financial statements.

                  On May 20, 1998, South Point Capital Corporation, the major shareholder of the Company, converted its $70,500 loan to the Company and received 70,500 shares of the Company's common stock. Based on the $1.00 fair market value of the common stock on the conversion date, no gain or loss on conversion was recorded by the Company

                  In September 1998, and in a private placement, the Company issued 2,123,300 common shares to various investors for total proceeds of $1,949,526 net of offering costs of $173,774.

                  During 1999, 391,655 common shares were issued upon the exercise of stock options. Of the total shares issued, 9,475 shares were issued in exchange for $9,475 of accounts payable with a vendor based on the $1.00 fair market value of the common stock on the exchange date.

                  During 1999, 2,000 shares were issued in exchange for $5,000 of services based on the $2.50 fair market value of the common stock on the exchange date.

                  The Company has 25,000,000 shares of $.001 par value common stock authorized of which 8,707,455 and 8,313,800 were issued and outstanding at December 31, 1999 and 1998, respectively. At December 31, 1999 and, 1998, the Company had reserved shares of common stock for issuance as follows:

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                      Issuance under stock option plans           4,000,000
                      Conversion of warrants                      1,000,000
                                                                -------------
                           Total shares reserved                  5,000,000
                                                                =============

                  (B) Preferred Stock
                  -------------------

                  During 1999, the Company authorized 10,000,000 shares of $.001 par value preferred stock of which no shares were issued or outstanding at December 31, 1999.

                  (C) Stock Options
                  -----------------

                  Effective August 17, 1998, as amended on August 12, 1999, the Board of Directors adopted a Stock Option plan (the "Plan"). As of December 31, 1999 and 1998 the Plan authorizes options up to an aggregate of 4,000,000 and 3,250,000 respectively. The Stock Plan provides for the issuance of incentive and non-qualified stock options, the Company may grant options to purchase shares of common stock to employees, directors and consultants at prices not less than the fair market value at the date of grant for incentive stock options and not less than 85% of the fair market value for nonstatutory stock options. These options generally vest 16.7% after six months from the vest start date and ratably over the following 30 months and expire 10 years from the date of grant.

                  Option activity under the Stock Plan is as follows:

                                                                       Weighted
                                                                        Average
                                                          Number of    Exercise
                                                           Shares       Price


                  Options granted in 1998                 2,475,750    $    .41
                  Options cancelled                            -           -
                  Options exercised                            -           -
                                                          ---------    --------
                  Outstanding, December 31, 1998          2,475,750         .41
                  Options granted in 1999                   865,350        2.00
                  Options cancelled                        (125,775)       1.00
                  Options cancelled                         (55,750)       2.00
                  Options exercised                          (9,475)       1.00
                  Options exercised                        (382,180)        .12
                                                          ---------    --------
                  Outstanding, December 31, 1999          2,767,920    $    .89
                                                          =========    ========

                  Exercisable at December 31, 1999          933,452

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  At December 31, 1999 options for 814,175 shares were available for grant.

                  The authorized 4,000,000 options are a result of the original 3,250,000 authorized options during 1998 and an August 12, 1999 amendment to the Plan increasing the authorized stock options to 4,000,000. During the year ended December 31, 1999, the Company issued 865,350 stock options in addition to the stock options issued during the year ended 1998.

                  In accordance with SFAS 123, for options issued to employees, the Company applies APB Opinion No. 25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for options issued under the plan as of December 31, 1999 and 1998. Had compensation cost for the Company's stock-based compensation plan been determined on the fair value at the grant dates for awards under that plan, consistent with Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (Statement No. 123), the Company's net income for the years ended December 31, 1999 and 1998 would have been decreased to the pro-forma amounts indicated below. (See Note 2(I)).

                                                                                 1999               1998
                                                                           -------------       --------------
                  Net loss                             As reported         $  (8,556,188)      $  (2,058,931)
                                                       Pro forma           $  (9,228,112)      $  (2,058,931)

                  Net income per share -
                    basic and diluted                  As reported         $        (.99)      $        (.30)
                                                       Pro forma           $       (1.07)      $        (.30)

                  The effect of applying Statement No. 123 is not likely to be representative of the effects on reported net income for future years due to, among other things, the effects of vesting.

                  For financial statement disclosure purposes, the fair market value of each stock option granted to employees during 1999 and 1998 was estimated on the date of grant using the Black-Scholes Model in accordance with Statement No. 123 using the following weighted-average assumptions for 1999: expected dividend yield 0% risk-free interest rate ranging from 5.39% to 6% and expected life of the option ranging from one to ten years. For 1998: expected dividend yield 0% risk-free interest rate ranging from 4.91% to 5.48%, volatility 60% and expected life of the option ranging from two and one half to five years.

                  For financial statement disclosure purposes and for purposes of valuing stock options issued to consultants, the fair market value of each stock option granted was estimated on the date of grant using the Black-Scholes Option-Pricing Model in accordance with SFAS 123 using the weighted-average assumptions described above.

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  The following table summarizes information about stock options outstanding at December 31, 1999 and 1998:

                                    Options Outstanding                                     Options Exercisable
              --------------------------------------------------------------------   ----------------------------------
                                                     Weighted
                                    Number            Average          Weighted           Number            Weighted
                Range of        Outstanding at       Remaining         Average        Exercisable at         Average
                Exercise         December 31,       Contractual        Exercise        December 31,         Exercise
                  Price              1999               Life            Price              1999               Price
                -----------    -----------------    -------------    -------------    ----------------     ------------
             $        .12            1,267,820        8.25 Years  $          .12             534,486    $         .12
             $       1.00              690,500        8.67 Years  $         1.00             301,119    $        1.00
             $       2.00              809,600        9.83 Years  $         2.00              97,846    $        2.00

                  (D) Common Stock Warrants
                  -------------------------

                  In August 1998, the Company issued warrants to purchase 288,000 shares of common stock at an exercise price of $1.00 per share to placement agents. The warrants expire in August 2003. Using the Black-Scholes model, the warrants were valued at $159,928 using the following assumptions; no annual dividend, volatility of 60%, risk free interest rate of 4.91%, and a term of five years. This amount was recorded as a reduction to the net proceeds resulting from the private placement of common stock.

                  In August 1998, the Company issued warrants to purchase 20,000 shares of common stock at an exercise price of $1.00 per share to a consultant assisting with raising equity financing for the Company. The warrants expire in August 2003. Using the Black-Scholes model, the warrants were valued at $11,213 using the following assumptions; no annual dividend, volatility of 60%, risk free interest rate of 4.91%, and a term of five years

                  In August 1998, the Company issued warrants to purchase 150,000 shares of common stock at an exercise price of $1.00 per share to Netline Corporation in connection with the purchase of certain computer software (see Note 5). The warrants expire in August 2003. Using the Black-Scholes model, the warrants were valued at $59,975 using the following assumptions; no annual dividend, volatility of 60%, risk free interest rate of 5.48%, and a term of 2.5 years. This amount has been recorded as a cost of acquiring the computer software.

                  In March 1999, the Company issued warrants to purchase 200,000 shares of common stock at an exercise price of $4.00 to a consultant in connection with the providing of certain marketing and other financial services. Using the Black-Scholes Model, the warrants were valued at $0 using the following assumptions; no annual dividend, volatility of 10%, risk-free interest rate of 4.91%, and a term of five years.

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  In June 1999, the Company issued warrants to purchase 218,300 shares of common stock at an initial exercise price of $2.50 per share to the Placement Agent for the 8% Senior Secured Convertible Debentures. Subsequently, the exercise price was reduced to $2.00 per share resulting in an increase of shares that may be converted to 272,875 because the Company did not meet certain financial performance covenants, as described in the Debentures. Using the Black-Scholes Model, the warrants were valued at $125,172 using the following assumptions; no annual dividend, volatility of 10%, risk-free interest rate of 5.39%, and a term of five years.

                  In July 1999, the Company issued two year warrants to purchase 40,000 shares of common stock at an exercise price of $4.00 per share to seven third-party lenders in connection with non-interest bearing loans in the total amount of $400,000 which repaid at such time. Using the Black-Scholes Model, the warrants were valued at $0 using the following assumptions; no annual dividend, volatility of 60%, risk-free interest rate of 4.91%, and a term of five years (Note 8).

NOTE 12           INCOME TAXES
-------           ------------

                  At December 31, 1999 the Company had a net operating loss carryforward of approximately $10,796,000 the utilization of which expires on December 31, 2014. Utilization of net operating loss carryforwards may be subject to certain limitations under Section 382 of the Internal Revenue Code.

                  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                                  1999                   1998
                                                                            ------------------     ------------------
                  Deferred tax assets
                    Net operating loss carryforward                         $      3,668,800       $        759,700
                    Allowance for doubtful accounts                                   11,100                     --
                    Allowance for sales returns                                       51,000                 96,500
                    Allowance for purchase returns                                   (34,000)               (95,600)
                                                                            ------------------     ------------------
                       Gross deferred tax assets                                   3,696,900                760,600
                  Less: Valuation allowance                                       (3,696,900)              (760,600)
                                                                            ------------------     ------------------
                  Net deferred tax assets                                   $             --       $             --
                                                                            ==================     ==================

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  As a result of the Company's loss history, management believes a valuation allowance for the entire net deferred tax assets, after considering deferred tax liabilities, is required.

NOTE 13           GOING CONCERN
-------           -------------

                  The Company's financial statements for the years ended December 31, 1999 and 1998 have been prepared on a going concern basis which contemplated the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $8,556,188 and $2,058,931 for the years ended December 31, 1999 and 1998, respectively and has an accumulated deficit of $10,790,653 and $2,234,465 at December 31, 1999 and 1998,
                  respectively. The Company's working capital and stockholders' deficiency at December 31, 1999 and 1998 of $2,345,137 and $8,357,627, respectively, may not enable it to meet such objectives as presently structured. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                  The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital, commence profitable operations, and implement its business plan.

NOTE 14           SUBSEQUENT EVENTS
-------           -----------------

                  In February 2000, holders of 413,256 of warrants to purchase our common stock at $1.00 exercised the warrants at a discount rate of $0.50 per share in order to raise working capital.

                  On July 27, 2000 HardwareStreet.com, Inc. and AMS Systems, Inc., an unrelated third party, closed on a stock exchange agreement with a new wholly formed holding company e-BizStreet, Inc. Pursuant to the agreement, the shareholders of the Company agreed to transfer 100% of the issued and outstanding shares to e-BizStreet, Inc. in exchange for 125,660 shares of common stock.

                  Additionally, the holders of the 8% senior secured convertible debentures agreed to retire their debt in exchange for 485,884 shares of eBizStreet, Inc. common stock. Also, holders of certain convertible notes agree to retire their debt in exchange for 68,066 of eBizStreet, Inc. common stock.

                  Simultaneously, the shareholders of e-BizStreet, Inc. closed on a stock exchange agreement with InsiderStreet.com, Inc., which resulted in the Company becoming a wholly-owned subsidiary of InsiderStreet.com, Inc.

                    HARDWARESTREET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999
                             -----------------------


                  In July 2000, InsiderStreet.com, Inc. (the parent company, see preceding paragraph) issued 90,395 shares of its common stock having a fair value of $933,780 to satisfy a debt of the Company with a vendor and a related litigation (see Note 6). As a result of this transaction the Company recognized a gain of $629,398.

                  In July 2000, InsiderStreet.com, Inc. issued 10,000 shares of its common stock having a fair value of $75,000 to satisfy a debt that the Company had with a vendor at December 31, 1999.

HARDWARESTREET.COM, INC.
UNAUDITED INTERIM FINANCIAL STATEMENTS

The unaudited interim financial statements of HardwareStreet.com ("HardwareStreet") as of July 31, 2000 and for the seven month periods ended July 31, 2000 and 1999 do not provide all disclosures included in the annual financial statements. These interim financial statements should be read in conjunction with the annual audited financial statements and the footnotes thereto. Results for the interim periods are not necessarily indicative of the results for the fiscal year ending October 31, 2000. In the opinion of management, the accompanying interim financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations of HardwareStreet.

HardwareStreet.com, Inc.
Unaudited Balance Sheet
As of July 31, 2000





ASSETS:
CURRENT ASSETS
  Cash                                              $    97,320
  Accounts receivable, net                               34,962
  Prepaid expenses and other assets, net                 34,173
  Note Receivable                                        63,286
                                                    -----------

       Total current assets                             229,741

PROPERTY AND EQUIPMENT, net                             198,697

OTHER ASSETS
  Intangibles, net                                  $   100,000
  Software development costs, net                       241,222
                                                    -----------

          Total other assets                            341,222
                                                    -----------

TOTAL ASSETS                                       $   769,660
                                                   ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:

  Accounts payable and other accrued expenses      $ 4,566,367
  Notes payable                                         93,438
                                                   -----------

       Total current liabilities                     4,659,805

Long term debt                                        6,612,500

STOCKHOLDERS' DEFICIT:
  Preferred stock, $.001 par value, 10,000,000
         Shares authorized, none issued                      --
  Common Stock, $.001 par value, 25,000,000
         Shares outstanding, 8,707,455 shares
         issued and outstanding                           8,707
  Additional paid in capital                          2,495,776
  Accumulated deficit                               (13,007,128)
                                                   -----------

       Total stockholders' deficit                  (10,502,645)
                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT         $   769,660
                                                    ===========

HardwareStreet.com, Inc.
Unaudited Statements of Income
For the Seven Months Ended July 31, 2000 and 1999

                                                        2000                   1999
                                                     ----------            -----------
REVENUES                                              1,469,191             11,527,811

COST AND

Cost of sales                                         1,329,373             10,785,250
                                                    -----------            -----------
GROSS PROFIT                                            139,818                742,561

OPERATING EXPENSES:

 Sales and marketing                                  1,014,103              3,247,014

 General and administrative                           1,023,030                903,973

 Technology and development                             339,031                552,005
                                                    -----------            -----------

     Total operating expenses                         2,376,164              4,702,992
                                                    -----------            -----------

LOSS FROM OPERATIONS                                 (2,236,346)            (3,960,431)
                                                    -----------            -----------
OTHER INCOME (EXPENSE):

Interest income                                           6,025                 20,188

Interest expense                                       (305,516)              (105,428)

                                                    -----------            -----------

      Total other income (expense)                     (299,491)               (85,240)
                                                    -----------            -----------

NET LOSS                                             (2,535,837)            (4,045,671)
                                                    ===========            ===========


HardwareStreet.com, Inc.
Unaudited Statements of Cash Flows
For the Seven Months Ended July 31, 2000 and 1999

---------------------------------------------------------------
                                                                       2000                  1999
                                                                ----------------     -----------------
OPERATING ACTIVITIES:

   Net Loss                                                     $     (2,535,837)    $    (4,045,671)
   Adjustments to reconcile net loss to net cash
   provided by operating activities:
     Depreciation and amortization                                       139,594             125,054
     Changes in operating assets and liabilities:
       Trade accounts receivable                                       1,424,037            (699,940)
       Prepaid expenses and other assets                                 766,398            (533,864)
       Accrued liabilities                                                65,173             321,363
                                                                ----------------      --------------
Net cash used in operating activities                                   (140,635)         (4,833,058)

INVESTING ACTIVITIES:
   Purchase of property and equipment                                     (3,654)           (273,089)
                                                                ----------------      --------------
Net cash used in investing activities                                     (3,654)           (273,089)

FINANCING ACTIVITIES:
   Note payable                                                         (225,710)            615,938
   Long term debt                                                        (14,432)          6,420,000
   Repayment of long term debt                                                 -            (443,612)
   Repayment of borrowings under asset purchases                               -             (75,000)
   Issuance of common stock                                              390,819              19,317
                                                                ----------------      --------------
Net cash provided by financing activities                                150,677           6,536,643

INCREASE IN CASH AND CASH EQUIVALENTS                                      6,388           1,430,496


CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                            90,932             350,834
                                                                ----------------      --------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                        $         97,320      $    1,781,330
                                                                ================      ==============